EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2003-3 Trust
Receipt of Notice of Intent to Exercise Call Options in Full

CUSIP:  804103208
Symbol:  DKK

FOR IMMEDIATE RELEASE:
November 19, 2010

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Aon Capital Security Backed Series 2003-3 (the “Trust”) (New York Stock Exchange Ticker Symbol “DKK”), announced today that it has received a notice of exercise notifying the Trust of the intended exercise of 100% of the outstanding Call Options representing the right to acquire 41,608,000 principal amount of the Bonds (which represents 100% of the Bonds held by the Trust), at a price equal to 100% of the principal amount of such Bonds plus accrued interest for settlement on December 6, 2010 (the “Intended Settlement Date”); with the Call Option holder also required to pay the Class B Present Value Amount specified under the Call Options in connection with such Intended Settlement Date.  Under the terms of the Call Options, the exercise of the Call Options may be rescinded prior to the Intended Settlement Date, in which case settlement of the relevant Call Options would not occur and the Call Options would continue in effect and could be exercised on a subsequent date.  If settlement of the Call Options occurs pursuant to the notice of exercise on the Intended Settlement Date, then Class A Unitholders will receive the par value ($25) plus accrued interest of each Class A Unit and Class B Unitholders will receive accrued interest plus the Class B Present Value Amount in relation to each Class B Unit, each in an amount to be determined in accordance with the Trust Agreement.

Contact:

Steve Orlandino, CFA
Assistant Vice President
Bank of America Merrill Lynch
Global Securities Solutions
540 W. Madison St.
IL4-540-19-09
Chicago, IL  60661
Email: steven.orlandino@bankofamerica.com
Phone: 312-992-5650
Fax: 312-453-6195